SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported) March 22, 1996

                         SOUTHWEST CAPITAL CORPORATION
             Exact name of registrant as specified in its charter)

         New Mexico                 0-8149                  85-0169650
(State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)          File Number)           Identification No.)

 1650 University Blvd, N.E., Suite 100, Albuquerque, New Mexico          87102
           (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code 505-884-7161

Item 4. Changes in Registrant's Certifying Accountant.

     By letter dated March 15, 1996, the Registrant's former principal auditors, KPMG Peat Marwick resigned and will not continue to act in that capacity or to audit the Registrant's books and records for the year ended December 31, 1995. Notice of the KPMG Peat Marwick resignation was received by the Registrant on March 20, 1996.

a) KPMG Peat Marwick served as the Registrant's principal accountant for the fiscal years ended December 31, 1993 and 1994.

     i) By letter dated March 15, 1996, KPMG Peat Marwick informed the Registrant of its immediate resignation.

     ii) KPMG Peat Marwick's reports on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion or were qualified or modified as to disclosure, uncertainty, audit scope, or accounting principles.

b) On March 28, 1996, the Registrant retained the services of Grant Thornton to act as its principal accountant to audit its books and records for the fiscal year ended December 31, 1995. The Registrant has never had any consultation with Grant Thornton of the type described in Paragraph (a)(2) of Item 304 of Regulation S-K.

c) At no time during the Registrant's two most recent fiscal years or during the interim period from December 31, 1995 through the date of KPMG Peat Marwick's resignation on March 15, 1996, was there any disagreement between the Registrant and KPMG Peat Marwick of the type described in paragraph (a)(1)(iv) of item 304 of regulation S-K, nor during those same periods was there any reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

d) The Registrant provided KPMG Peat Marwick a copy of this Amended Report together with its request that KPMG Peat Marwick furnish the Registrant a letter addressed to the Commission stating whether it agrees with the statements made herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which the firm does not agree.

Item 7. Financial Statements and Exhibits.

     (a) No financial statements are filed with this Report.

     (b) Exhibits

          (16) Letter of KPMG PeatMarwick dated March 29, 1996

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SOUTHWEST CAPITAL CORPORATION

                                                   Laurence S. Zipkin
                                                   _____________________________
                                                   Laurence S. Zipkin, President